                                                             Exhibit 11.1

            ROCKY  MOUNTAIN  CHOCOLATE  FACTORY,  INC.  and  SUBSIDIARIES
                      COMPUTATION OF INCOME (LOSS) PER COMMON SHARE



                                            February 28,    February 29,  February 28,
                                               1997            1996         1995
                                           -------------   -------------  ------------
PRIMARY INCOME (LOSS) PER SHARE

   Net income (loss)                       ($1,365,702)    $1,207,745     $1,350,432

   Dividend requirements
   on preferred stock                           -              -             (14,610)
                                           -----------    -----------     ----------
   Net income allocable
     to common and common
     equivalent shares                     ($1,365,702)    $1,207,745     $1,335,822
                                           -----------    -----------     ----------
                                           -----------    -----------     ----------
   Weighted average number of
     common shares outstanding               2,908,512      2,797,201      2,517,449

   Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                               41,753         89,862         95,281
                                           -----------    -----------     ----------

    Weighted average number of common
     and common equivalent shares
     outstanding                             2,950,265      2,887,063      2,612,730
                                           -----------    -----------     ----------
                                           -----------    -----------     ----------



PRIMARY INCOME (LOSS) PER COMMON
AND COMMON EQUIVALENT SHARE                     $(.46)         $  .42         $  .51
                                           -----------    -----------     ----------
                                           -----------    -----------     ----------




                                                                   Exhibit 11.1

               ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.  And SUBSIDARIES
              COMPUTATION OF INCOME (LOSS) PER COMMON SHARE - CONTINUED



                                           February 28,    February 29,    February 28,
                                              1997            1996            1995
                                          -------------   -------------   --------------
PRIMARY INCOME (LOSS) PER SHARE

   Net income (loss)                       ($1,365,702)    $1,207,745     $1,350,432

   Dividend requirements
   on preferred stock                           -              -             (14,610)
                                          ------------    -----------     ----------
   Net income allocable
     to common and common
     equivalent shares                     ($1,365,702)    $1,207,745     $1,335,822
                                          ------------    -----------     ----------
                                          ------------    -----------     ----------

   Weighted average number of
     common shares outstanding               2,908,512      2,797,201      2,517,449

   Assuming conversion of
     convertible debt                            -              -            107,798

   Assuming conversion of
     preferred stock                             -              -               -

   Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                               43,210         92,337        100,443
                                          ------------    -----------     ----------

   Weighted average number of common
     and common equivalent shares
     outstanding                             2,951,722      2,887,063      2,612,730
                                          ------------    -----------     ----------
                                          ------------    -----------     ----------

INCOME (LOSS) PER COMMON EQUIVALENT
     SHARE ASSUMING FULL DILUTION          $     (.46)    $      .42      $      .49
                                          ------------    -----------     ----------
                                          ------------    -----------     ----------




For 1995, if conversion of the preferred stock were assumed, the related income per share would be $.51.